UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2012

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

HAWKER BEECHCRAFT NOTES COMPANY

(Exact name of registrant as specified in its charter)

Delaware Delaware	333-147828 333-147828-08	71-1018770 20-8650498
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

10511 East Central, Wichita, Kansas		67206
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (316) 676-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRS 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective February 6, 2012, Robert S. Miller was appointed Chief Executive Officer of Hawker Beechcraft, Inc. (the “Company”) pursuant to an Employment Agreement (the “Employment Agreement”), dated as of February 6, 2012 (the “Effective Date”) by and between the Company and Mr. Miller. The term of Mr. Miller’s employment ends on the earlier of: (i) the third anniversary of the Effective Date; and (ii) the termination of Mr. Miller’s employment in accordance with the Employment Agreement (the “Term”). Mr. Miller has also been elected to serve on the board of directors of the Company. During the Term, Mr. Miller is required to devote substantially all of his business time and efforts to the performance of his duties. The Company is required to pay Mr. Miller an annual salary of $1,500,000. In addition, for each calendar year ending during the Term, Mr. Miller will have a target bonus opportunity of 100% of his base salary payable in cash based on accomplishing certain financial targets and may earn up to 200% of his base salary if those financial targets are exceeded.

The Board of the Company has determined that Mr. Miller’s compensation package is competitive and represents a prudent investment relative to potential value creation at the Company. Mr. Miller is a globally-recognized expert at helping companies succeed in challenging markets. Augmenting Hawker Beechcraft’s management team with Mr. Miller’s experience has the potential to create value well in excess of his compensation.

Mr. Miller, 70, has been Chairman of MidOcean Partners, a middle market private equity firm, since December 2009. Mr. Miller served as the Executive Chairman of the Delphi Corporation from 2007 to 2009. He was previously Chairman and Chief Executive Officer of Delphi Corporation from 2005 to 2007. Prior to joining Delphi Corporation, Mr. Miller served in a number of corporate restructuring situations, including as Chairman and Chief Executive Officer of Bethlehem Steel Corporation, Chairman and Chief Executive Officer of Federal Mogul Corporation, Chairman and Chief Executive Officer of Waste Management, Inc., and Executive Chairman of Morrison Knudsen Corporation. He has also served as Vice Chairman and Chief Financial Officer of Chrysler Corporation. Mr. Miller is currently a director of Symantec Corporation, where he is a member of the Audit and Nominating and Governance Committees. Mr. Miller is also currently the Chairman of the Board of American International Group, Inc. In the past five years, Mr. Miller has also served as a director of Delphi Corporation and UAL Corporation (United Airlines).

As part of his negotiated compensation package, it was agreed that upon joining the Company, Mr. Miller would receive a cash payment of $5,000,000 reflecting his surrender of comparable value as a consequence of his employment termination at MidOcean Partners. In the event Mr. Miller is terminated for “cause” or voluntarily terminates his employment during the 9-month period following the Effective Date, Mr. Miller will be required to repay the signing bonus (on a net after-tax basis). In the event Mr. Miller is terminated for “cause” or voluntarily terminates his employment during the period from the 9th month to the 18th month following the Effective Date, Mr. Miller would be required to repay a prorated portion of the signing bonus.

Within 90 days of the Effective Date, Goldman Sachs Partners and Onex Partners (collectively, the “Sponsors”) will grant Mr. Miller an incentive interest representing the sum of: (i) 6% of the value of the aggregate equity holdings of the Company held by the Sponsors; and (ii) 6% of the increase in value after the Effective Date of the Company’s bonds held by the Sponsors (collectively, the “Incentive Interest”). The Incentive Interest will vest in ratable installments on each of the first three anniversaries of the Effective Date if Mr. Miller is then employed by the Company. In the event the Company files a petition for relief under the United States Bankruptcy Code during the Term, the Incentive Interests, whether or not granted, will be canceled and Mr. Miller will participate on a basis commensurate with his position and status in a long term incentive program instituted in connection with any such restructuring, the terms and conditions of which will be negotiated by Mr. Miller and the Company.

Mr. Miller will be eligible to participate in such health and other group insurance and other employee benefit plans and programs of the Company as in effect from time to time on the same basis as other senior executives of the Company.

The Company may terminate Mr. Miller’s employment for any reason upon not less than thirty (30) days’ notice, or without prior notice in connection with a termination by the Company for “cause”. Upon termination for any reason, Mr. Miller will be entitled to: (i) payment of any base salary earned but unpaid through the date of termination; (ii) any earned but unpaid annual bonus for calendar years completed prior to termination; (iii) unused vacation days; (iv) additional vested benefits (if any); and (v) any unreimbursed expenses.

If Mr. Miller’s employment is terminated: (x) by the Company other than for “cause” or disability: or (y) by Mr. Miller for “good reason”, Mr. Miller will be entitled to a payment equal to 1.5 times his base salary at the rate in effect immediately prior to termination. The Company’s obligations to make the severance payments will be conditioned upon: (i) Mr. Miller’s continued compliance with his obligations; and (ii) Mr. Miller’s execution, delivery and non-revocation of a valid and enforceable general release of claims. The severance payments will be paid in equal installments on regular payroll dates occurring during the 18-month period beginning as soon as practicable following the effectiveness of the release. The Company will also provide continued health benefits to Mr. Miller and his eligible dependents pursuant to COBRA and will, until the first anniversary of termination, pay any applicable COBRA premium to the extent it exceeds the premium then payable by a then active employee of the Company.

Mr. Miller is subject to certain non-competition, non-solicitation, confidentiality and other similar covenants.

On February 6, 2012 the Company replaced Bill Boisture as its Chief Executive Officer and as a director. Mr. Boisture will remain as Chairman of the Company’s operating subsidiary Hawker Beechcraft Corporation.

A copy of the related press release is included as Exhibit 99.1. A copy of the Employment Agreement is included as Exhibit 99.2 and this description of the Employment Agreement is qualified in its entirety by Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transaction

Not applicable.

(d)	Exhibits

99.1	Press Release, dated February 7, 2012, issued by the Company

99.2	Employment Agreement, dated as of February 6, 2011 by and between the Company and Mr. Miller.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 10, 2012

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By Hawker Beechcraft, Inc., its Sole Member

/s/ Alexander L. W. Snyder
Alexander L. W. Snyder Vice President, General Counsel and Secretary

HAWKER BEECHCRAFT NOTES COMPANY

/s/ Alexander L. W. Snyder
Alexander L. W. Snyder Vice President, General Counsel and Secretary

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